Exhibit 99.1

Everspin Technologies Appoints William Cooper as Chief Financial Officer

Finance leader with 20 years of semiconductor experience joins team to help drive the MRAM revolution

Chandler, AZ, January 8, 2025 — Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM), announced that William “Bill” Cooper has joined the company and was appointed Chief Financial Officer, effective January 6, 2025.

Cooper joins Everspin from Advanced Micro Devices, Inc. (“AMD”), where he has held various executive finance positions since 2017. He was most recently Director of Financial Planning and Analysis, responsible for leading the annual and quarterly planning and budgeting process globally. From January 2015 to June 2016, Cooper served as Chief Financial Officer for the Data Division of Volex plc, a maker of data cables used in Networking and Data Centers, as well as in high end medical equipment such as MRI machines. From December 2004 to January 2015, Cooper held various executive and managerial finance positions with AMD. Prior to AMD, Cooper spent a decade working in various finance management positions in the medical device industry as well as over five years in the public accounting sector with PricewaterhouseCoopers LLP. Cooper earned his Bachelor of Business Administration degree in Accounting at the University of Texas at Austin.

“We are thrilled to welcome Bill to our executive team,” said Sanjeev Aggarwal, President and CEO of Everspin. “I am confident that his extensive financial and industry expertise along with his proven leadership skills will be a valuable asset in driving growth, with a focus on expanding our operations while maintaining profitability. I expect that he will be a valued advisor to me and an important part of our growth and development.”

“I am excited to join Everspin at this important stage as we focus on scaling the business and securing additional design wins” said Bill Cooper. “I look forward to working with Sanjeev and the rest of the team to drive profitable growth and deliver value to our customers, partners, stockholders, and employees.”

“I also want to take this opportunity to thank Matt Tenorio who has acted as Interim CFO since July 2024”, said Aggarwal. “For an interim period, Matt will remain as Everspin’s Vice President, Finance on Bill’s team and will be instrumental in ensuring continuity as well as a quick and smooth transition.”

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com